March 29, 2010

The Barrett Funds
90 Park Avenue
New York, NY 10016

Regarding:  March 29th 2010 Special Meeting of Shareholders

CUSIP:  06846P109

CERTIFICATION OF VOTE

This is to certify that as of Record Date December 31, 2010, there were 1,536,834 shares of Barrett Growth Fund outstanding and entitled to vote at the Special Meeting of Shareholders scheduled to be held on March 29, 2010.

The Altman Group, Inc., is certifying that 824,854 shares have been voted which represents 53.67% of the record date shares. A summary of the voted shares, by proposal, is enclosed herewith.

The Altman Group, Inc. does not guarantee the genuineness of the signature(s) of any shareholder or assume any responsibility for the legality of any voted proxy.

Sincerely,

Jeremy Read
Managing Director

Barrett Growth Fund		Need For Quorum	(56,436)	-3.67%	Solicitation days remaining: 0

06846P109
		Outstanding Shares:	1,536,834		NOTE: Actual required quorum is 1/3 however, 1940 Act requires a quourm
Report Date:	March 29, 2010	Total Voted:	824,854	53.67%	of 50% so the effective quorum needed (as expressed above-left) for this vote is 50%

Record Date:	December 31, 2009

Mail Date:	March 9, 2010

Meeting Date:	March 29, 2010	at 10:00 a.m. Eastern Time

Proposals		Shares Voted			Percent of the Outstanding	Need for Shares
	For %		Abstain %	Non-Vote %	For Against Abstain Non-Vote	IN FAVOR

1.0 Agreement and Plan of Reorganization	824,854 100.00%	0 0.00%	0 0.00%	N/A	53.67% 0.00% 0.00% N/A	(272,202)

VOTE REQUIREMENTS:

The close of business on December 31, 2009 is the Record Date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournment(s) thereof. There were 1,536,834.36 shares of beneficial interest of the Acquired Fund issued and outstanding as of the Record Date. Only shareholders of record on the Record Date are entitled to vote at the meeting. Each shareholder is entitled to one (1) vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the meeting. The presence, in person or proxy of holders of at least 33 1/of shares by proxy, the 3% the outstanding of beneficial interest of the Fund entitled to vote is necessary to constitute a quorum for the Fund at the meeting. The Trust’s Governing Documents require an affirmative vote of the lesser of: (i) more than 50% of the outstanding voting securities of the Acquired Fund, or (ii) 67% or more of the shares of the Acquired Fund present at the meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy to approve the Reorganization.

NOTES: Dedicated toll-free information/voting line: 1-877-896-3197

Barrett Growth Fund
a series of The Barrett Funds

PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation of proxies by The Barrett Funds (the “Trust”), an open-end investment company registered with the United States Securities and Exchange Commission (the “SEC”), with its principal office located at 90 Park Avenue, New York, New York 10016. The proxies are to be used at a special meeting of the shareholders of the Barrett Growth Fund, a series of the Trust (the “Acquired Fund”) at the offices of the Acquired Fund, on Monday, March 29, 2010 at 10:00 a.m., Eastern time, and any adjournment of the meeting. The primary purpose of the meeting is for shareholders of the Acquired Fund to consider and approve the following proposals:

1.
to approve a proposed Agreement and Plan of Reorganization for the Acquired Fund and theBarrett Growth Fund (the “Acquiring Fund”), a series of Trust for Professional Managers (“TPM”), whereby the Acquiring Fund would acquire all of the assets and liabilities of the Acquired Fund in exchange for shares of the Acquiring Fund, which would be distributed pro-rata by the Acquired Fund to its shareholders, in complete liquidation of the Acquired Fund (the “Reorganization”). As a result of the Reorganization, each shareholder of the Acquired Fund will become a shareholder of the Acquiring Fund, which has identical investment policies and strategies and substantially similar investment restrictions as the Acquired Fund; and

2.	the transaction of such other business as may properly come before the meeting or anyadjournments thereof.

The date of the first mailing of the Notice of the meeting, this Proxy Statement and the Proxy Card will be on or about March 1, 2010.